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                                 B Y - L A W S

                                      of

                         REED-LALLIER CHEVROLET, INC.

                                   Article I

                                    OFFICES

Section 1. Principal Office: The principal office of the Corporation shall be located at 412 West Russell Street, Fayetteville, North Carolina 28301.

Section 2. Registered Office: The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office. Until otherwise changed, by the Board of Directors, the registered office shall be 412 West Russell Street, Fayetteville, North Carolina, 28301.

Section 3. Other Offices: The Corporation may have offices at such other places, either within or without the state of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.


                                  Article II

                           MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting: All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meetings: The annual meetings of the shareholders shall be held on the first Monday during the month of March of each year, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3. Substitute Annual Meetings: If the annual meeting shall not be held on the date designated by these by-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4. Special Meetings: Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the Corporation, or by any shareholder pursuant to the written consent of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

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Section 5.         Notice of Meetings: Written or printed notice stating the
                   time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

                   In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In case of a special meeting, the notice of meeting shall not specifically state the purpose or purposes for which the meeting is called.

                   When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6. Voting Lists: At least ten days before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meetings, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 7. Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

                   The shareholders at a meeting at which a quorum is present, may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                   Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or by-laws of this Corporation.

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                   Voting on all matters except the election of directors
                   shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 9. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to be kept in the Corporate Minute Book.

                                 Article III

                                  DIRECTORS

Section 1. General Powers: The business and affairs of the corporation shall be managed by the Board of Directors or by such Executive Committees as the Board of Directors may establish pursuant to these by-laws.

Section 2. Number, Term and Qualification: The number of Directors of the Corporation shall be three (3). Each director shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

Section 3. Election of Directors: Except as provided in Section 6 of this Article, the directors shall be elected at the annual meeting of the shareholders, and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of Directors shall be by ballot.

Section 4. Cumulative Voting: Every shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the Directors starts, his intention to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as if unanimously then agreed upon.

Section 5. Removal: Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors. However, unless the entire Board is removed, an individual director may not be removed if the number of shares voting against the removal would be


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                   sufficient to elect a director if such shares were voted
                   cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

Section 6. Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director; but a vacancy created by an increase in the authorized number of Directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the Directors.

Section 7. Chairman: There may be a Chairman of the Board of Directors elected by the director from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 8. Compensation: The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

Section 9. Executive Committee: The Board of Directors may, by resolution adopted by a majority of the number of directors, fixed by these laws, designate two or more directors to constitute an Executive Committee, which committee to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, in the management of the Corporation.

                                  Article IV

                             MEETINGS OF DIRECTORS

Section 1. Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place, as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. Such meetings may be held either within or without the State of North Carolina.

Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

                   The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

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                   Attendance by a Director at a meeting shall constitute a
                   waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 4. Quorum: A majority of the Directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5. Manner of Acting: Except as otherwise provided in this section, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The vote of a majority of the number of directors fixed by these by-laws shall be required to adopt a resolution constituting an Executive Committee. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a by-law or to adopt a resolution dissolving the Corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in
                   Article 111, Section 6 of these by-laws.

Section 6. Informal Action by Directors: Action taken by a majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

                                  Article V

                                   OFFICERS

Section 1. Number: The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person.

Section 2. Election and Term: The officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Compensation: The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

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Section 5.         President: The President shall be the principal executive
                   officer of the Corporation, and subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these by-laws.

                   He shall, when present, preside at all meetings of shareholders. He shall sign, with other proper officer, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. Vice-President: The Vice-President in the order of their election, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such duties and have such other powers as the Board of Directors shall prescribe.

Section 7. Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and Directors. He shall give all notices required by law and by these by-laws. He shall have general charge of all corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall then have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall then sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

Section 8. Treasurer: The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit, or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of charges in surplus for each fiscal year all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to this office and such other duties as

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                   may be assigned to him from time to time by the President
                   or by the Board of Directors.

Section 9. Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or Board of Directors.

Section 10. Bonds: The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                  Article VI

                         CONTRACTS, LOANS AND DEPOSITS

Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans: No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                                 Article VII

                    CERTIFICATES FOR SHARES: THEIR TRANSFER

Section 1. Certificates for Shares: Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice-President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered

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                    or otherwise identified; and the name and address of the
                    persons to whom they are issued with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof, or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3. Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholder or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days immediately preceding such meeting.

                    In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days, and in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

                    If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be shall be the record date for such determination of shareholders.

Section 4. Lost Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

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                                 Article VIII

                                INDEMNIFICATION

Section 1. Third Party Action: Under the circumstances prescribed in Sections 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or nor opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Corporate Action: Under the circumstances prescribed in Sections 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to the indemnity for such expenses which the court shall deem proper.

Section 3. Merits of the Action: To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any



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                  action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

Section 4.        Case by Case Determination: Except as provided in Section
                  3 of this Article and except as may be ordered by a court, any indemnification under Sections 1 and 2 of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion.

Section 5. Expenses of Litigation: Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

Section 6. Other Rights: The indemnification by this Article shall not be deemed exclusive of any other right to which the persons indemnified hereunder shall be entitled and shall inure to the benefit of the heirs, executors or administrators of such persons.

Section 7. Insurance: The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Article.

Section 8. Shareholder Notification: If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting to the shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, sent by first class mail to its shareholders of record at the time entitled to vote for the election of directors. a statement specifying the

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                   persons paid, the amounts paid, and the nature and status
                   at the time of such payment of the litigation or threatened litigation.

                                  Article IX

                              GENERAL PROVISIONS

Section 1. Dividends: The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2. Seal: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL: and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

Section 3. Waiver of Notice: Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or by-laws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4. Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be December 31 of the calendar year.

Section 5. Amendments: Except as otherwise provided herein, these by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

                   The Board of Directors shall have no power to adopt a by-law:

                   (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;
                   (2) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee;
                   (3)    increasing or decreasing the number of directors;
                   (4)    classifying and staggering the election of directors;
                          and
                   (5) affecting the authority of the shareholders to elect directors.

                   No by-laws required to be adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.